UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                NEW MOTION, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                    06-1390025
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


          42 CORPORATE PARK, SUITE 250
               IRVINE, CALIFORNIA                          92606
    (Address of Principal Executive Offices)             (Zip Code)


                   NEW MOTION, INC. 2007 STOCK INCENTIVE PLAN
                   NEW MOTION, INC. 2005 STOCK INCENTIVE PLAN
                      ONE INDIVIDUAL STOCK OPTION AGREEMENT
                            (Full Title of the Plans)

                     ALLAN LEGATOR, CHIEF FINANCIAL OFFICER
                                NEW MOTION, INC.
                          42 CORPORATE PARK, SUITE 250
                            IRVINE, CALIFORNIA 92606
                     (Name and Address of Agent for Service)

                                 (949) 777-3700
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                SCOTT GALER, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                             SHERMAN OAKS, CA 91403

                         CALCULATION OF REGISTRATION FEE

========================= ============== ================ ======================== =================
   Title of Each Class                   Proposed Maximum     Proposed Maximum
     of Securities         Amount To Be   Offering Price  Aggregate Offering Price     Amount Of
    To Be Registered      Registered (1)   Per Share (2)             (2)           Registration Fee
------------------------- -------------- ---------------- ------------------------ -----------------
Common Stock, par value
   $.01 per share........    2,531,684        $15.25             $38,608,181           $1,185.27
========================= ============== ================ ======================== =================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $15.25, the average of the high and low reported sales prices of the Registrant's common stock on the OTC Bulletin Board on August 31, 2007.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 of New Motion, Inc. (this "Registration Statement") has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,531,684 shares of our common stock, par value $0.01 per share (the "Shares").

         The Shares to be registered pursuant to this Registration Statement are comprised of the following issuances:

         (i) 1,400,000 of the shares are issuable to participants in the New Motion, Inc. 2007 Stock Incentive Plan;

         (ii) 768,499 of the shares are issuable to participants in the New Motion, Inc. 2005 Stock Incentive Plan. These options were previously granted by New Motion Mobile, Inc. ("New Motion Mobile"), a wholly owned subsidiary of the Registrant, to 23 of its employees and were assumed by the Registrant in connection with an Exchange Agreement entered into by the Registrant and New Motion Mobile, as previously disclosed in the Registrant's public filings with the Securities and Exchange Commission.

         (iii)    363,185  of the  shares  are  issuable  upon the  exercise  of options granted to Burton Katz, the Registrant's Chief Executive Officer, pursuant to an Individual Stock Option Agreement. These options were previously granted by New Motion Mobile to Burton Katz and were assumed by the Registrant in connection with an Exchange Agreement entered into by the Registrant and New Motion Mobile, as previously disclosed in the Registrant's public filings with the Securities and Exchange Commission.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         o The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (File No. 000-51353);

         o The Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2007 (File No. 000-51353) and June 30, 2007 (File No. 000-51353);

         o The Registrant's Current Reports on Form 8-K filed on January 26, 2007 (File No. 000-51353), February 1, 2007 (File No.
                  000-51353),  February 13, 2007 (File No. 000-51353),  March 6,
                  2007  (File  No.   000-51353),   March  14,   2007  (File  No.
                  000-51353),  April 2, 2007 (File No.  000-51353),  May 7, 2007
                  (File No.  000-51353),  May 22,  2007  (File  No.  000-51353),
                  August 14, 2007 (File No. 000-51353) and August 24, 2007 (File
                  No. 000-51353); and

         o The description of the Registrant's common stock as set forth in its registration statement on Form 10-SB on file with the Commission (File No. 34-51353), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We do not currently have any indemnification agreements with any of our directors or executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

EXHIBIT
  NO.    EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
4.1      Restated Certificate of Incorporation of the Registrant. (1)

4.2 Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. (2)

4.3 Certificate of Amendment to the Restated Certificate of Incorporation dated April 8, 2005. (3)

4.4 Certificate of Amendment to the Restated Certificate of Incorporation dated May 2, 2007. (4)

4.5      Bylaws of the Registrant. (5)

5.1      Opinion of Stubbs Alderton & Markiles, LLP

23.1     Consent of Windes McClaughry Accountancy Corporation

23.4     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

99.1     2007 Stock Incentive Plan. (6)

99.2     2005 Stock Incentive Plan.  (7)

99.3     Form of Stock Option Agreement (2007 Plan)

99.4     Form of Stock Option Agreement (2005 Plan) (8)


(1) Filed previously as Exhibit 3.1 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(2) Filed previously as Exhibit 3.2 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(3) Filed previously as Exhibit 3.3 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(4) Filed previously as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on May 7, 2007.

(5) Filed previously as Exhibit 3.4 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(6) Filed previously as Exhibit 4.9 to the Registrant's Current Report on Form 10-QSB (File No. 000-51353), filed with the Securities and Exchange Commission on May 15, 2007.

(7) Filed previously as Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on February 13, 2007.

(8) Filed previously as Exhibit 4.4 to the Registrant's Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on February 13, 2007.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California on September 4, 2007.

                                  NEW MOTION, INC.
                                  (Registrant)

                                  By: /s/ Allan Legator
                                      ------------------------------------------
                                      Allan Legator
                                      Chief Financial Officer


                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Allan Legator as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


      SIGNATURE                       TITLE                          DATE
-----------------------   ---------------------------------    -----------------
/s/ Burton Katz              Chief Executive Officer           September 4, 2007
-----------------------          and Director
Burton Katz               (Principal Executive Officer)

/s/ Allan Legator            Chief Financial Officer           September 4, 2007
-----------------------     and Secretary (Principal
Allan Legator             Financial and Accounting Officer)

/s/ Raymond Musci
-----------------------        President, Director             September 4, 2007
Raymond Musci

                                    Director                   September 4, 2007
-----------------------
Robert S. Ellin

/s/ Barry I. Regenstein             Director                   September 4, 2007
-----------------------
Barry I. Regenstein

      SIGNATURE                       TITLE                          DATE
-----------------------   ---------------------------------    -----------------
/s/ Drew Larner                     Director                   September 4, 2007
-----------------------
Drew Larner

/s/ Jerome Chazen                   Director                   September 4, 2007
-----------------------
Jerome Chazen

/s/ Gil Klier                       Director                   September 4, 2007
-----------------------
Gil Klier


                                  EXHIBIT INDEX

EXHIBIT
  NO.    EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
4.1      Restated Certificate of Incorporation of the Registrant. (1)

4.2 Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. (2)

4.3 Certificate of Amendment to the Restated Certificate of Incorporation dated April 8, 2005. (3)

4.4 Certificate of Amendment to the Restated Certificate of Incorporation dated May 2, 2007. (4)

4.5      Bylaws of the Registrant. (5)

5.1      Opinion of Stubbs Alderton & Markiles, LLP

23.1     Consent of Windes McClaughry Accountancy Corporation

23.4     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

99.1     2007 Stock Incentive Plan. (6)

99.2     2005 Stock Incentive Plan  (7)

99.3     Form of Stock Option Agreement (2007 Plan)

99.4     Form of Stock Option Agreement (2005 Plan) (8)


(1) Filed previously as Exhibit 3.1 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(2) Filed previously as Exhibit 3.2 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(3) Filed previously as Exhibit 3.3 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(4) Filed previously as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on May 7, 2007.

(5) Filed previously as Exhibit 3.4 to the Registrant's Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(6) Filed previously as Exhibit 4.9 to the Registrant's Current Report on Form 10-QSB (File No. 000-51353), filed with the Securities and Exchange Commission on May 15, 2007.

(7) Filed previously as Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on February 13, 2007.

(8) Filed previously as Exhibit 4.4 to the Registrant's Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on February 13, 2007.